EXHIBIT 11



                    [LETTERHEAD OF COOPERS & LYBRAND L.L.P.]







                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this Pre-Effective Amendment No. 1 to the Registration Statement of Schroder Series Trust II, a Form N-1A (File No. 333-42943) of our report dated December 4, 1997, on our audit of the financial statements and financial highlights of Schroder Asian Growth Fund, Inc., which report is included in the Annual Report to Shareholders for the year ended October 31, 1997.

We also consent to the reference to our firm under the caption "Independent Accountant" in the Statement of Additional Information.





                                               /S/ COOPERS & LYBRAND L.L.P.
                                               Coopers & Lybrand L.L.P.




New York, New York
March 16, 1998





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